                    PROVIDENCE AND WORCESTER RAILROAD COMPANY

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROVIDENCE AND WORCESTER RAILROAD COMPANY

75 Hammond Street

Worcester, Massachusetts01610

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 30, 2014

       PLEASE TAKE NOTICE that the 2014 annual meeting of the shareholders of Providence and Worcester Railroad Company (the “Company”) will be held at Union Station, Two Washington Square, Worcester, Massachusetts 01604, on Wednesday, April 30, 2014 at 10:00 o’clock A.M., local time, for the following purposes:

(1)
To elect three directors (by the holders of Common Stock only) and six directors (by the holders of Preferred Stock only) to serve for terms of one year and until their successors are elected and qualified; and

(2)
To vote upon an advisory (non-binding) resolution to approve the compensation of executive officers as described in this Proxy Statement(by the holders of Common Stock and Preferred Stock, voting as separate classes); and

(3)
To transact such other business, if any, as may properly come before the meeting or any adjournment or adjournments thereof (by the holders of Common Stock and Preferred Stock, voting as separate classes).

       Holders of record of the Common Stock or the Preferred Stock on the books of the Company as of the close of business on March 3, 2014will be entitled to vote.

By Order of the Board of Directors

CHARLES D. RENNICK
Secretary and General Counsel
PROVIDENCE AND WORCESTER RAILROAD COMPANY

Worcester, Massachusetts
March 28, 2014

Proxy cardsfor Common Stock and Preferred Stock of the Company will be mailed separately. If you are the holder of record of both Common Stock and Preferred Stock of the Company, you will receive two packages, each containing a proxy card.  Kindly fill in, date and sign the enclosed proxy card and promptly return the same in the enclosed addressed envelope, which requires no postage if mailed in the United States.  If you are personally present at the meeting, the proxy or proxies will not be used without your consent.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2014.

The Company’s Proxy Statement, sample proxy cards and 2013 Annual Report on Form 10-K are available at:  www.edocumentview.com/pwx.

PROVIDENCE AND WORCESTER RAILROAD COMPANY
PROXY STATEMENT
Annual Meeting of Shareholders
April 30, 2014
SOLICITATION AND REVOCATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Providence and Worcester Railroad Company (the “Company”) in connection with the annual meeting of the shareholders to be held April 30, 2014; the Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy materials to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise by (i) filing a written revocation of the proxy with the Secretary of the Company, (ii) submitting a signed proxy card bearing a later date, or (iii) attending and voting in person at the meeting, provided the shareholder is the holder of record of the underlying shares and a written revocation of the shareholder’s grant of proxy has been filed with the Secretary of the Company. Notice of revocation may be delivered in writing to the Secretary at Providence and Worcester Railroad Company, 75 Hammond Street, Worcester, Massachusetts01610, Attn: Secretary. If a shareholder holds shares in the name of a broker, bank or other nominee, such shareholder will need to contact the nominee in order to revoke a proxy. Any votes with respect to shares held in street name through a broker or bank may only be changed in person if you have a legal proxy in the shareholder’s name from Broadridge Financial Solutions or the broker or bank. Every properly-signed proxy will be voted in accordance with the specifications made thereon.

The Company’s Annual Report for 2013, including financial statements, this proxy statement and the accompanying proxy or proxies are expected to be first sent to shareholders on or about March 28, 2014. Neither the Annual Report nor the financial statements therein are incorporated in this Proxy Statement and do not form any part of the material for the solicitation of proxies.

VOTING AT MEETING

Only shareholders of record at the close of business on March 3, 2014 will be entitled to vote at the meeting. The holders of a majority of each class of stock of the Company present at the meeting or represented by proxy will constitute a quorum for the transaction of business at the meeting. Under the Company’s charter, the holders of the Company’s Common Stock, par value $.50 per share, voting separately as a class, are entitled to one vote for each share held in the election of one-third (1/3) of the Board of Directors of the Company proposed to be elected at the meeting (or the nearest larger whole number, if such fraction is not a whole number). The holders of the Company’s Preferred Stock, par value $50 per share, voting separately as a class, are entitled to one vote for each share held in the election of the balance of the Board of Directors proposed to be elected at the meeting. The holders of the Company’s Common Stock and the holders of the Company’s Preferred Stock are entitled to one vote per share, voting as separate classes and not together, upon all other matters presented to the shareholders for their approval.

Common Stock directors will be elected in each case by vote of the holders of a majority of the Common Stock present or represented by proxy at the meeting, and the Preferred Stock directors will be similarly elected by vote of the holders of a majority of the Preferred Stock.

Shares represented by proxies which are marked “withhold” with respect to the election of any particular nominee for director will be counted as shares present and entitled to vote, and, accordingly, any such marking of a proxy will have the same effect as a vote against the election to which it relates.

Brokers who hold shares in street name may not vote shares on the election of directors or certain other items on which they lack authority in the absence of specific instructions from their shareholder-customer. Shares subject to such “broker non-votes” represented at the meeting are considered present for purposes of establishing a quorum but not entitled to vote and, therefore, will have no effect on the outcome of the voting on such matters.

On the record date, there were 4,850,729 shares of theCompany’s Common Stock and 640 shares of the Company’s Preferred Stock outstanding and entitled to vote at the meeting.

COMPOSITION OF THE BOARD OF DIRECTORS

Independence

The Board of Directors has reviewed the relationship that each director, which includes each of the nominees standing for election at the 2014 annual meeting and each director who served as a director during the Company’s last fiscal year, has with the Company and has determined that all such directors, other than Robert H. Eder and P. Scott Conti, are independent as defined under the NASDAQ listing standards.

Selection of Directors

The Company does not have a written procedure for shareholders to make nominations to the Board of Directors, but the Company does consider such nominations. The holders of the Preferred Stock elect a majority of the members of the Board of Directors. A director may be removed, with or without cause, only by a vote of the holders of a majority of the then-outstanding shares of the class of capital stock of the Company which elected such director. If, during the interval between annual meetings of the shareholders for the election of directors, the number of directors who have been elected by the holders of a class of capital stock shall, by reason of resignation, death or removal, be reduced, the vacancy or vacancies resulting therefrom may be filled by a majority vote of the remaining directors then in office and elected by the holders of such class of stock. Mr. Eder, who owns a majority of the Preferred Stock and who serves as the Chairman of the Board of Directors of the Company, involves himself in the screening and selection of directors of the Company when vacancies occur on the Board of Directors, and the Board of Directors has voted to sit as a committee of the whole to consider any recommendations made by shareholders and/or other directors of persons to be directors of the Company and in determining whether to nominate any such recommended person for election by the shareholders. Thus, the Board of Directors has determined that (i) the Company shall not have a nominating committee, and (ii) the Board of Directors shall consider the competencies and experience of each such recommended person as they relate to the business of the Company, together with each such person’s age, reputation and ability to carry out the requirements to serve as a director of the Company. The Board of Directors does not have a policy with respect to diversity and does not specifically consider issues of diversity such as gender, race or origin when determining whether to nominate any person to be a director of the Company. Because the Company is a “controlled” company as defined in Rule 5615(c)(2) of the NASDAQ Marketplace Rules, the Company is not subject to the NASDAQ Marketplace Rules’ requirement that a listed company adopt a formal written charter or board resolution addressing the nominations process.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the annual meeting, three Common Stock directors and six Preferred Stock directors are to be elected, and each will hold office until the next annual meeting and until his successor is elected and qualified. The proxies named in the accompanying proxy or proxies, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, all of whom are now directors of the Company, with the exception of Alfred P. Smith who is the director designee of GATX Corporation and whose nomination was approved by unanimous vote of the Board of Directors at its meeting on January 29, 2014.The Board of Directors anticipates that each of the nominees listed below will be available to serve if elected. Certain information concerning such nominees is set forth below:

Name and Age	Principal Occupation	Director
	During Past Five Years	Since(a)

	Common Stock Director Nominees:
Richard W. Anderson (66)	Retired; President and Chief Investment Officer of Massachusetts Capital Resource Company	1998
Robert H. Eder (81)	Chairman and Chief Executive Officer of the Company	1965

Alfred P. Smith(59)
Vice President and Group Executive, Locomotive Group
of GATX Corporation; Vice President and Executive Director,Locomotive Group from 2010 to 2013; Vice President and GeneralManager, Locomotive Group
from 2006 to 2010
		N/A (b)

	Preferred Stock Director Nominees:

Frank W. Barrett (74)	Retired; Executive Vice President of TD Bank (f/k/a TD Bank North, N.A.) from 2002 through April 2006	1995

Roger N. Begin (61)	Sales Director, BNY Mellon Wealth Management	2012

P. Scott Conti (56)	President and Chief Operating Officer of the Company	2005

James C. Garvey (57)	President and Chief Executive Officer of St. Mary’s Credit Union; President and Chief Executive Officer of Borel Private Bank & Trust Company from December 2010 to February 2013; President and Chief Executive Officer of Charter Private Bank from July 2009 to December 2010; President and Chief Executive Officer of Flagship Bank & Trust Company from 2001 to July 2009	2005

John J. Healy (78)	Director of Manufacturing Advancement Center and Director of Operations for the Massachusetts Manufacturing Extension Partnership	1991

David J. McQuade (65)	Senior Government Affairs Consultant, Murtha Cullina LLP	2011
(a)	Dates of directorships include directorships of the Company’s predecessors.
(b)	Mr. Smith has not served as a director of the Company prior to the present nomination.

Qualifications and Brief Biographies of Directors and Nominees

The particular experience and qualifications of individuals that led the Company’s Board of Directors to conclude at the time of nomination that service as a director was desirable are as identified in the following brief biographies. Additional attributes and skills are noted as well.

Richard W. Anderson, Director. Mr. Anderson has been a Director of the Company since 1998. Until his retirement on April 30, 2013, Mr. Anderson was President and Chief Investment Officer of Massachusetts Capital Resource Company (“MCRC”), a private investment firm funded by major Massachusetts-based life insurance companies providing high risk growth capital to Massachusetts businesses. He began working at MCRC in 1981, serving as Vice President through 1985, and Senior Vice President from 1986 until he was appointed President and Chief Investment Officerin 2008. Mr. Anderson is also a director of Polar Corp., a manufacturer and distributor of beverage products and Legal Sea Foods, LLC, a company that processes, stores and delivers seafood products to its company-owned restaurants and other retail customers. Until its sale in January 2012, Mr. Anderson was a director of Valpey Fisher Corporation, where he served as chairman of the Audit Committee. Mr. Anderson’s extensive experience in evaluating companies and their financial performance provides the Board with financial expertise in evaluating the Company’s capital and liquidity needs.

Frank W. Barrett, Director. Mr. Barrett has been a Director of the Company since 1995 and retired from TD Bank (f/k/a TD Bank North, N.A.) as Executive Vice President in 2006 after working in the banking industry for over forty years. Mr. Barrett’s years of banking experience provide the Board with valuable insights into existing and potential alternative banking relationships as well as serving as the Company’s designated financial expert.

Roger N. Begin, Director.  Mr. Begin has been a Director of the Company since 2012.Mr. Begin has been Sales Director of BNY Mellon Wealth Management since 2007. He worked at Bank of America (or its predecessor entity, Fleet Bank, N.A.) from 1993 to 2007, serving as: Vice President, Institutional Sales, Fleet Investment Management (Fleet Bank, N.A.) from 1993 to 2002; Director, Institutional Sales & Client Service from 2002 to 2004 (Fleet Bank, N.A.); and, as Private Client Advisor, Private Bank from 2005 to 2007.  Prior thereto, he served as General Treasurer of the State of Rhode Island from 1985 through 1988 and as Lieutenant Governor of the State of Rhode Island from 1989 through 1993. Mr. Begin’s depth of relationships with senior Rhode Island government officials established through his prior service as General Treasurer and his understanding of financial reporting and financial matters in general provides the Board with a valuable resource in government relations in Rhode Island and the financial sector as a whole.

P. Scott Conti, President, Chief Operating Officer and Director. Mr. Conti is the Company’s President and Chief Operating Officer, and has been a Director of the Company since 2006.  Prior to his election as President, Mr. Conti served as Vice President Engineering from March 1999 and, prior thereto, in other capacities since joining the Company in 1988.  As Chief Operating Officer of the Company, Mr. Conti advises the Board on the operational issues confronting the Company and opportunities for improvement.

Robert H. Eder, Chairman of the Board and Chief Executive Officer. Mr. Eder was President of the Company from 1966 through 1980. He has been Chairman of the Board of Directors and Chief Executive Officer since 1980. He is also (with his wife) beneficial or direct owner of a majority of the stock of Capital Properties, Inc., a real estate holding company, of which he is also President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Eder wasadmitted to practice law in Rhode Island and New York. Mr. Eder led the Company in its efforts to resume independent operations and is directly involved with all major strategic developments of the Company. Mr. Eder’s history with the Company and education as a lawyer results in his having extensive and specific knowledge as to the Company’s operations, and an overall grasp of the Company’s strategic opportunities and challenges.

James C. Garvey, Director. Mr. Garvey has been a Director of the Company since 2005. Mr. Garvey is President and Chief Executive Officer of St. Mary’s Credit Union. Mr. Garvey wasPresident and Chief Executive Officer of Borel Private Bank & Trust Company, a division of Boston Private Bank & Trust Company in San Mateo, California from December 2010 to February 2013. Mr. Garvey was President and Chief Executive Officer of Borel Private Bank’s private banking affiliate, Charter Private Bank, in Bellevue, Washington from 2009 to 2010. He was President and CEO of Worcester-based Flagship Bank & Trust Company from 2001 to 2009. Mr. Garvey’s long experience as abanker provides the Board with insight into current conditions in the banking industry including potential availability of credit to the Company.

John J. Healy, Director. Mr. Healy has been a Director of the Company since 1991. Mr. Healy is Director of the ManufacturingAdvancementCenter and Director of Operations for the Massachusetts Manufacturing Extension Partnership, an independent consulting organization dedicated to assisting small manufacturing enterprises in becoming globally competitive. Mr. Healy’s involvement with the ManufacturingAdvancementCenter provides the Board with valuable insights into economic development in Massachusetts which is critical to the Company’s development of its market.

David J. McQuade, Director. Mr. McQuade has been a Director of the Company since 2011. Mr. McQuade has been senior Government Affairs Consultant with Murtha Cullina LLP in Hartford, Connecticut since 1994. He was the Chief of Staff to a former Senate President Pro Tempore of the State of Connecticut and, prior thereto, was the Chief of Staff to a former governor of Connecticut. Mr. McQuade’s political and government experience in the State of Connecticut provide the Board with valuable insight into government relations which have a bearing on the Company’s operations within Connecticut.

Alfred P. Smith, Nominee. Mr. Smith is Vice President and Group Executive, Locomotive Group of GATX Corporation.  Prior to his appointment as Vice President and Group Executive, Locomotive Group, Mr. Smith held a variety of increasingly responsible jobs in the locomotive group since joining GATX in 1998. Mr. Smith’s experience as a Vice President of GATX provides the Board with valuable insights into the railroad industry in the United States.

Recommendation of Board of Directors. The Board of Directors recommends that the shareholders vote FOR approval of the slate of three (3) common stock director nominees and six (6) preferred stock director nominees set forth above.

Non-Director/Executive Officer Biographies

Daniel T. Noreck, Chief Financial Officer. Mr. Noreck was elected to serve as Treasurer and Chief Financial Officer of the Company effective September 13, 2010.  Mr. Noreck worked as senior audit manager at Lefkowitz, Garfinkel, Champi&DeRienzo P.C. in Providence, RI from July 2003 to September 2010.

Frank K. Rogers, Vice President Marketing. Mr. Rogers was elected to serve as Vice President Marketing of the Company on November 30, 2005. Prior to his election as Vice President, Mr. Rogers served as Director of Marketing from 1995 and, prior thereto, in other capacities since joining the Company in 1994.

Board Leadership Structure

Mr. Eder serves as both the Chief Executive Officer and the Chairman of the Board of the Company. The Board of Directors believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board of Directors believes the combined role of Chairman and Chief Executive Officer is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Committees of the Board of Directors

The Board of Directors has an Executive Committee, a Stock Option & Compensation Committee and an Audit Committee. The Board of Directors has no other committees. Both the Stock Option & Compensation Committee and the Audit Committee have a written charter approved by the Board of Directors. Copies of the Third Amended and Restated Charter of the Stock Option & Compensation Committee and the Amended and Restated Audit Committee Charter are available on the Company’s website at www.pwrr.com under “Investor Relations.”

In accordance with the By-laws of the Company, the Executive Committee, currently comprising P. Scott Conti, Chairman, John J. Healy and David J. McQuade, exercises the authority of the Board of Directors when formal Board action is required between meetings, subject to the limitations imposed by law, the By-laws or the Board of Directors. The Executive Committee acts on routine matters such as authorizing the sale of surplus real estate and the execution of government contracts for reimbursement for Company work on highway projects adjacent to the railroad and grade crossing rehabilitation, as well as matters requiring Board approval during periods between regularly-scheduled quarterly meetings of the Board of Directors.

The Stock Option & Compensation Committee of the Board of Directors, currently comprising James C. Garvey, Chairman, Roger N. Beginand David J. McQuade, each of whom is independent (as defined by The Nasdaq Stock Market (“NASDAQ”) Marketplace Rules and Securities and Exchange Commission Rules (“SEC Rules”)), is charged with the broad responsibility of seeing that executive officers are effectively compensated in a manner which is internally equitable based on such officer’s responsibilities and length of service to the Company. Because the Company is a “controlled” company as defined in Rule 561 5(c)(2) of the NASDAQ Marketplace Rules, the Company is not subject to the NASDAQ Marketplace Rules’ requirement that compensation of the chief executive officer and all other officers be determined, or recommended to the Board of Directors for determination, either by a compensation committee comprised of independent directors or by a majority of the independent directors of its Board of Directors. However, the Company’s Stock Option & Compensation Committee Third Amended and Restated Charter provides that the Stock Option & Compensation Committee shall approve and report to the Board of Directors the executive compensation plan (including incentive awards) of the Chairman/Chief Executive Officer, the President and any other officer who is a member of the Board of Directors.

The Audit Committee of the Board of Directors, currently comprising John J. Healy, Chairman, Frank W. Barrett and Richard W. Anderson, all of whom are independent as defined by the NASDAQ Marketplace Rules and the SEC Rules, is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls, evaluating the qualifications and independence of, and appointing and overseeing the external auditors, providing an open avenue of communication among the external auditors, management, and the Board of Directors, and overseeing the system of disclosure controls and the system of internal controls regarding finance, accounting, legal compliance and ethics. The Board of Directors has determined that all members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ Marketplace Rules and are independent as defined under the applicable NASDAQ Marketplace Rules and applicable SEC Rules. The Board of Directors has determined that Frank W. Barrett meets the standards set forth in Item 407(d)(5)(ii) of SEC Regulation S-K to qualify as an audit committee financial expert, as that term is defined in Item 407(d)(5)(ii).

The Board of Directors held six meetings, the Audit Committee held eight meetings and the Stock Option & Compensation Committee held three meetings during the fiscal year ended December 31, 2013. The Executive Committee did meet once during the year ended December 31, 2013. All directors attended at least 75% of all meetings of the Board of Directors and the committee(s) on which each such director serves. The Board of Directors has adopted a policy that requires members of the Board of Directors to make every effort to attend each annual shareholders meeting. All then current members of the Board of Directors attended the 2013 annual shareholders meeting with the sole exception of Paul F. Titterton.

Code of Ethics

The Company has adopted a Code of Ethics applicable to all directors, officers and employees, which meets the requirements of a “code of ethics” as defined in Item 406 of Regulation S-K. A copy of the Company’s Code of Ethics is available on the Company’s website at www.pwrr.com under “Investor Relations.”

Shareholder Communications

Shareholders of the Company may communicate directly with members of the Board of Directors by writing directly to those individuals at the following address: Providence and Worcester Railroad Company, 75 Hammond Street, Worcester, Massachusetts 01610, and the Company shall forward, and not intentionally screen, any mail received at the Company’s corporate office that is sent directly to an individual director or to the directors generally unless the Company believes that the communication may pose a security risk. The Board of Directors sits as a committee of the whole to address any inquiries made by shareholders.

Risk Management

The Board of Directors has an active role, as a whole and also at the Audit Committee level, in overseeing management of the Company’s risks. The Board of Directors regularly meets with management and reviews information regarding the Company’s overall risks. The Audit Committee oversees management of financial and operational risks and oversees management of risks associated with regulatory, environmental and health and safety matters. The Board of Directors does not believe there is any high degree of risk associated with its compensation practices as further discussed below.

Audit Committee Report

Management is responsible for the Company’s internal controls and financial reporting process. The independent registered accountants are responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to appoint, compensate, retain and oversee any independent registered auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and otherwise to monitor and oversee these processes.

The responsibilities of the Audit Committee include engaging an accounting firm as the Company’s independent registered accountants. Additionally and, as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with the Company’s management and independent registered accountants regarding the scope of the audit plan, the results of the audit, the Company’s financial statement disclosure documents, the adequacy and effectiveness of the Company’s accounting, financial and internal controls and changes in accounting principles, and the auditor’s performance and independence. The Audit Committee also oversees the receipt and processing of complaints by employees related to accounting, internal controls or audit-related matters and reviews related-party transactions.

In connection with these responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with management and the Company’s independent registered accountants, Stowe &Degon, LLC (“S&D”). The Audit Committee also discussed with S&D the matters required by Statement on Auditing Standards (“SAS”) No. 61 and aspects of Auditing Standard No. 16 which superseded SAS No. 61 as of December 31, 2013. The Audit Committee received from S&Dwritten disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, wherein S&D confirms its independence within the meaning of the SEC and Independence Standards Board Rules and disclosed the fees charged for professional services in the fiscal year ended December 31, 2013. The Audit Committee discussed this information with S&D and also considered the compatibility of non-audit services provided by S&D with its independence.

Based on the review of the audited financial statements and these various discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (“SEC”).

Audit Committee:
John J. Healy, Chairman
Frank W. Barrett
               Richard W. Anderson

Compensation Policies and Their Relation to Risk Management

The Company’s compensation policies consist of a base salary plus equity compensation in the form of stock options and change-in-control severance benefits. Executive base salaries(other than for the Chairman of the Board of Directors,the President, and any other officer who is a member of the Board of Directors) are reviewed and approved by the Stock Option & Compensation Committee with the Chairman of the Board and the President. Base salaries for the Chairman of the Board of Directors,the President, and any other officer who is a member of the Board of Directors are reviewed and approved by the Stock Option & Compensation Committee. Annual increases in base salaries are generally based upon increases in the cost of living. The Company maintains a Non-Qualified Stock Option Plan (the “Stock Option Plan”) pursuant to which all employees and non-employee directors of the Company, other than a beneficial owner of more than fifty percent (50%) of the Company’s common stock or preferred stock (e.g., the Chairman), who are not subject to a collective bargaining agreement and have been an employee of the Company for more than one (1) year are eligible to participate. Pursuant to the terms of the Stock Option Plan, each non-employee director is entitled to receive stock options in accordance with a formula based on such director’s length of service with the Company and each employee is entitled to receive stock options in accordance with a formula based on the employee’s compensation and length of service with the Company.

In addition, in lieu of any defined benefit plan or 401(k) contribution, the Company contributes to each management employee’s Simplified Employee Pension plan (“SEP”) a percentage of eligible compensation determined by the Company’s Board of Directors each year.

Finally, the Company has entered into change-in-control agreements with its executives and all other management employees. Under the terms of the change-in-control agreements, a severance award is payable upon the termination of an employee other than for cause following an event giving rise to a change-in-control and upon the resignation of an executive following a significant reduction of such executive’s base salary occurring within two (2) years following a change-in-control. The amount of the severance award payable under the change-in-control agreements is a function of position, salary, and length of service. No severance benefit is payable under a change-in-control agreement to any executive or management employee who is a beneficial owner, directly or indirectly, of securities which have the right to elect a majority of the Board of Directors or who has fifty percent (50%) of the voting power of the entire capital stock of the Company (e.g., the Chairman).

The Board of Directors has reviewed the Company’s compensation policies with respect to all employees of the Company as they relate to risk management. Following this review and based on the fact that the Company’s compensation policies largely reward length of service as opposed to risk-taking activities, the Board of Directors has determined that the Company’s compensation policies do not create risks to the Company that are reasonably likely to have a material adverse effect on the Company.

Compensation of Directors

The Board of Directors, upon recommendation of the Stock Option & Compensation Committee, is responsible for determining compensation of the directors. During the fiscal year ended December 31, 2013, each director who was not an employee of the Company received a base fee of $500 for each attended meeting of the Board of Directors plus $50 per attended meeting for each year of service as a director, and each member of the Audit Committee and the Stock Option & Compensation Committee received $300 (other than the chairman of each committee, who received $350) for each attended meeting of such committee.

During the month of January of each year, directors of the Company who were serving as such on the preceding December 31 and who are not full-time employees of the Company are granted options for the purchase of 100 shares of the Common Stock of the Company, plus options for an additional ten shares for each full year of service to the Company. The exercise price is the closing market price of such shares on the last business day of the preceding year, and the term of each option is ten years (subject to earlier termination if the grantee ceases to serve as a director); provided, however, that no option is exercisable within six months following the date of grant.

Other than Paul F. Titterton, the director designee of GATX Corporation, each director of the Company who was serving as such on December 31, 2012 and was not a full-time employee of the Company was granted options for the purchase of 100 shares of Common Stock of the Company, plus options for an additional ten shares for each full year of service to the Company on January 2, 2013. The exercise price for such options is $13.96.

The following table provides information regarding the compensation paid or accrued by each individual who was a director during the 2013 fiscal year.

Name	Total ($)	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($) (a)	Non-Stock Incentive Plan Compensation	All Other Compensation ($)
Richard W. Anderson	14,700	11,350	N/A	3,350	N/A	0
Frank W. Barrett	16,919	13,150	N/A	3,769	N/A	0
Roger N. Begin	4,800	4,800	N/A	(b)	N/A	0
P. Scott Conti	0(c),(d)	0(c)	N/A	N/A(d)	N/A	0
Robert H. Eder	0(c)	0(c)	N/A	N/A	N/A	0
James C. Garvey	10,123	7,750	N/A	2,373	N/A	0
John J. Healy	19,678	15,350	N/A	4,328	N/A	0
David J. McQuade	6,646	5,250	N/A	1,396	N/A	0
Paul F. Titterton	0(e)	0(e)	N/A	0	N/A	0

(a)	As of December 31, 2013, each director had outstanding options for the following number of shares outstanding:
Richard W. Anderson – 1,800 shares
Frank Barrett – 2,070 shares
Roger N. Begin – 0 shares
P. Scott Conti – 4,972 shares
Robert H. Eder – 0 shares
James C. Garvey – 980 shares
John J. Healy – 2,430 shares
David J. McQuade – 100 shares
Paul F. Titterton – 0 shares

(b)	Under the terms of the Non-Qualified Stock Option Plan (the “Stock Option Plan”), Mr. Begin was not eligible to receive a grant of stock options.

(c)	The Company does not pay director fees to directors who are full-time employees of the Company.

(d)	Mr. Conti is awarded options in his capacity as President under the Company’s Stock Option Plan.

(e)
The terms of the Stock Purchase Agreement by and between the Company and GATX Corporation (“GATX”) dated January 10, 2008 provide that GATX is entitled to one seat on the Company’s Board of Directors. Mr. Titterton is not paid director fees and is not seeking reelection. Alfred P. Smith, Vice President and Group Executive, Locomotive Group of GATX, is the director nominee elected to replace Mr. Titterton as GATX’s designee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table set forth below reflects the only persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the best of the Company’s knowledge were, on March 3, 2014, the beneficial owners of more than five percent (5%) of the Company’s outstanding Common Stock, $.50 par value, or Preferred Stock, $50 par value. Each share of the Company’s outstanding Preferred Stock is convertible at any time, at the option of the holder, into one hundred shares of Common Stock of the Company. The footnotes to the table below sets forth the percentages of the outstanding Common Stock which would be held by the indicated owners if such owner’s Preferred Stock were converted in whole into Common Stock.

Name and Address	Number of Shares Presently Owned	Present Percent of Class

Robert H. Eder Trust Linda Eder Trust(a)	842,742 (Common) 500 (Preferred)	17.4%(b) 78.1%
130 Sunrise Avenue
Palm Beach, Florida 33480

GAMCO Asset Management Inc.	452,977 (Common)(c)	9.3%
Gabelli Funds, LLC
Teton Advisors, Inc.
One Corporate Center
Rye, New York 10580

Morris Propp	245,996 (Common)(d)	5.1%
366 Eagle Drive
Jupiter, Florida 33477

Steinberg Asset Management, LLC	592,568 (Common)(e)	12.2%
Michael A. Steinberg
12 East 49th Street
Suite 1202
New York, New York 10017
(a)	Robert H. Eder and Linda Eder are each co-trustees of the Robert H. Eder Trust and the Linda Eder Trust.

(b)
Ownership is based on a Schedule 13D/A filed with the Securities and Exchange Commission on February 21, 2014.If the Robert H. Eder TrustPreferred Stock were converted in whole to Common Stock, then the Trustswould collectively own 18.4% of the present outstanding Common Stock.

Of the shares owned by the Robert H. Eder and Linda Eder Trusts, 768,162 shares of Common Stock and 500 shares of Preferred Stock areheld directly by the Robert H. Eder Trust, and 74,580 shares of Common Stock areheld directly by the Linda Eder Trust. By reason of thisownership, Mr. and Mrs. Eder may be deemed to be “control persons” with respect to the Company.

(c)	Ownership is based on the last Schedule 13D filed with the Securities and Exchange Commission on July 16, 2012.

(d)	Ownership is based on a Schedule 13G filed with the Securities and Exchange Commission on January 25, 2013.

Includes 72,512 shares of Common Stock as to which Mr. Propp has sole voting and dispositive power and 173,484 shares of Common Stock as to which Mr. Propp shares voting and dispositive power with his spouse.

(e)	Ownership is based on the last amended Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014.

The following table reflects, as of March 3, 2014, the beneficial ownership of the Common Stock of the Company by directors, Named Executive Officers (as defined on page 12), and all officers and directors as a group.

Name	Number	Percentage

Richard W. Anderson(a)	3,140	*
Frank W. Barrett(b)	3,340	*
Roger N. Begin(c)	100	*
P. Scott Conti(d)	15,684	*
Robert H. Eder(e)	892,742	18.40%
David F. Fitzgerald(f)	9,171	*
James C. Garvey(g)	1,280	*
John J. Healy(h)	4,600	*
David J. McQuade(i)	600	*
Paul F. Titterton(j)	239,523	4.94%
All executive officers and directors as a group (13) persons)(k)	1,175,788	24.24%

* Less than one percent

(a)
Includes 1,800shares of Common Stock issuable under stock options exercisable within 60 days.  No longer includes 200,000 shares of common stock held by Massachusetts Capital Resource Company (“MCRC”) of which Mr. Anderson disclaimed beneficial ownership. Mr. Anderson retired from MCRC on April 30, 2013.

(b)	Includes 2,070 shares of Common Stock issuable under stock options exercisable within 60 days.

(c)	This director was not eligible for the issuance of stock options in 2013 under the Company’s Non-Qualified Stock Option Plan.

(d)	Includes 4,927 shares of Common Stock issuable under stock options exercisable within 60 days.

(e)
Includes 768,162 shares of Common Stock held by the Robert H. Eder Trust of which Mr. Eder is co-trustee and 74,580 shares of Common Stock held by the Linda Eder Trust of which Mr. Eder is co-trustee and assumes the conversion of the 500 shares of Preferred Stock owned by the Robert H. Eder Trust.

(f)
Mr. Fitzgerald retired from the Company effective February 8, 2014. Includes 20 shares of Common Stock held by Mr. Fitzgerald’s wife in her name and 4,493 shares of Common Stock issuable to Mr. Fitzgerald under stock options exercisable within 60 days.

(g)	Includes 980 shares of Common Stock issuable under stock options exercisable within 60 days.

(h)	Includes 2,430 shares of Common Stock issuable under stock options exercisable within 60 days.

(i)	Includes 100 shares of Common Stock issuable under stock options exercisable within 60 days.

(j)
Includes 239,523 shares of Common Stock held by GATX Corporation of which Mr. Titterton disclaims beneficial ownership. Mr. Titterton is Vice President and Chief Commercial Officer of GATX Corporation and is not seeking reelection.  Alfred P. Smith, Vice President and Group Executive, Locomotive Group of GATX, is the director nominee elected to replace Mr. Titterton as GATX’s designee.

(k)	Includes 50,000 shares of Common Stock issuable upon conversion of Preferred Stock and 19,610 shares of Common Stock issuable under stock options exercisable within 60 days.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent (10%) beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company or written representations that no Form 5 filings were required, the Company believes that during 2013 its officers, directors and greater than ten percent (10%) beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides information regarding the total compensation paid or accrued by the Company to each of its Chief Executive Officer and the two most highly-compensated executive officers other than the CEO who earned more than $100,000 in total compensation during the fiscal year ended December 31, 2013 and were employed by the Company on December 31, 2013 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (a)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings($)	All Other Compen- sation ($)	Total ($)
Robert H. Eder,	2013	449,197	0	0	0(b)	0	0	63,455(c)	512,652
Chairman & Chief	2012	437,565	0	0	0(b)	0	0	47,681(d)	485,246
Executive Officer
P. Scott Conti,	2013	233,681	0	0	9,828	0	0	14,655(e)	258,164
President & Chief	2012	227,144	0	0	8,162	0	0	14,263(e)	249,569
Operating Officer
David F. Fitzgerald,	2013	173,012	0	0	8,278	0	0	10,813(e)	192,103
Vice President(f)	2012	164,544	0	0	6,578	0	0	10,284(e)	181,406

(a)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2013, in accordance with Accounting Standards Codification (ASC)715.

(b)	Under the terms of the Company’s Stock Option Plan, Mr. Eder is not eligible to receive a grant of stock options.

(c)
Includes $15,938 paid directly to Mr. Eder’s retirement account under the Company’s Simplified Employee Pension plan (“SEP”), $15,689 in life insurance premiums for 2013, $29,194 for purchase of a vehicle for use by Mr. Eder and $2,634 in other amounts (including lodging and meals).

(d)	Includes $15,625 paid directly to Mr. Eder’s retirement account under the Company’s SEP, $16,809 in life insurance premiums for 2012 and $15,247 in other amounts (including lodging and meals).

(e)	Reflects amounts paid directly to officer’s retirement account under the Company’s SEP.

(f)	Mr. Fitzgerald retired from the Company effective February 8, 2014.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on all outstanding equity awards held by each of the Named Executive Officers as of December 31, 2013.

Name	Number of securities underlying unexercised options (#) exercisable	Option exercise price ($)	Option expiration date
Robert H. Eder(a)	N/A	N/A	N/A
P. Scott Conti	316	13.490	01/03/15(b)
	383	14.900	01/03/16(c)
	440	19.500	01/02/17(d)
	465	16.720	01/02/18(e)
	570	11.990	01/02/19(f)
	618	10.750	01/04/20(g)
	715	16.750	01/03/21(h)
	716	11.400	01/03/22(i)
	704	13.960	01/03/23(j)
David F. Fitzgerald(k)	377	13.490	01/03/15(b)
	463	14.900	01/03/16(c)
	468	19.500	01/02/17(d)
	488	16.720	01/02/18(e)
	465	11.990	01/02/19(f)
	492	10.750	01/04/20(g)
	570	16.750	01/03/21(h)
	577	11.400	01/03/22(i)
	593	13.960	01/03/23(j)

(a)	Under the terms of the Company’s Stock Option Plan, Mr. Eder is not eligible to receive a grant of stock options.
(b)	Vested January 3, 2005
(c)	Vested January 3, 2006
(d)	Vested January 2, 2007
(e)	Vested January 2, 2008
(f)	Vested January 2, 2009
(g)	Vested January 4, 2010
(h)	Vested January 3, 2011
(i)	Vested January 3, 2012
(j)	Vested January 2, 2013
(k)	Under the terms of the Company’s Stock Option Plan, Mr. Fitzgerald’s stock options expire six (6) months from the effective date of his retirement.

Nonqualified Deferred Compensation Plans

There are no nonqualified deferred compensation plans for the Company’s management employees (including the Named Executive Officers).

Potential Payments Upon Termination or Change-in-Control

As of December 31, 2013, the Company was not obligated to any member of management for any payments or benefits (including, without limitation, insurance benefits for health, life, disability or any other matter, outplacement services, tax gross ups or any other payment or benefit) upon the event of termination from the Company, whether upon the basis of retirement (including voluntary retirement, early retirement or retirement upon attaining the age on which full retirement benefits are payable), involuntary termination (including termination for cause, not for cause and for good reason, other than change-in-control), disability or death.

In the event that a management employee’s position with the Company is terminated other than for cause as a result of a change-in-control of the Company or a management employee resigns following a significant reduction of such employee’s base salary occurring within two (2) years following a change-in-control, such employee is eligible to receive a payment, as detailed below. A change-in-control is deemed to have occurred upon (1) the occurrence of a change in the beneficial ownership directly or indirectly of securities representing more than fifty percent (50%) of the voting power of the Company’s stock, (2) the sale of all or substantially all of the Company’s assets, (3) a transaction in which the Company is not the surviving entity, or (4) complete liquidation of the Company (each, a “Change-in-Control Event”). In such case the management employee is entitled to a lump sum severance payment within two (2) years of the effective date of a Change-in-Control Event to be determined as of the date of termination, as adjusted based on the Change-in-Control Event and the date of termination, as follows:

Years of Service at

Date of TerminationSeverance Benefit

0 through 9 Years                                                      One (1) times Annual Base Salary
10 through 19 Years                                                  One and one-half (1½) times Annual Base Salary
20 through 29 Years                                                  Two (2) times Annual Base Salary
30 Years or More                                                      Two and one-half (2½) times Annual Base Salary

On April 24, 2013, the Stock Option & Compensation Committee approved a modification to the Company’s potential payments upon termination or change-in-control with respect to the President, Treasurer, Vice President(s), and General Counsel (“Executive Management”) in the event that an Executive Management position with the Company is terminated other than for cause as a result of a Change-in-Control Event or an Executive Management employee resigns following a significant reduction of such employee’s base salary occurring within two years following the Change-in-Control Event. In such case the Executive Management employee is entitled to a lump sum severance payment within two (2) years of the effective date of a Change-in-Control Event to be determined as of the date of termination, as adjusted based on the Change-in-Control Event and the date of termination. The new change-in-control severance benefit such employee is eligible to receive is two (2) times Annual Base Salary for twenty-nine (29) years of service or less and two and one-half (2½) times Annual Base Salary for thirty (30) years or more of service.

Annual Base Salary means the management employee’s annual rate of base pay in effect immediately prior to the effective date of the Change-in-Control Event.

Both management and Executive Management employees, excluding Mr. Eder,are entitled to a pro rata portion of the Severance Benefit if such management employee is terminated other than for cause by the Company at any time within two (2) years following a Change-in-Control Event.

In accordance with the terms set forth above, the following payments would have been due the following management employees as of December 31, 2013 had a Change-in-Control Event taken place.

P. Scott Conti                               -         $467,362 (2 X Annual Base Salary)
Robert H. Eder                             -          N/A
David F. Fitzgerald                      -        $432,530 (2½  X Annual Base Salary)

Under the terms of the life insurance policy for the benefit of Mr. Eder, Mr. Eder’s designated beneficiary would have been entitled to receive $1,600,000 had a termination of his employment occurred on December 31, 2013 as a result of his death.

TRANSACTIONS WITH MANAGEMENT

Potential conflicts of interest and related party transactions are referred by the Board of Directors to the Audit Committee for review and approval. In reviewing and evaluating potential conflicts of interest and related party transactions, the Audit Committee uses applicable NASDAQ Marketplace Rules and SEC rules as a guide.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Company’s Board of Directors appointed Stowe &Degon, LLC (“S&D”) as auditors of the accounts of the Company for 2013.

The Company has been advised by S&D that it has no direct financial interest or any material indirect financial interest in the Company, nor has it had any connection with the Company during the past four (4) years in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

It is expected that a representative of S&D will be present at the annual meeting with the opportunity to make a statement if he/she so desires, and that such representative will be available to respond to appropriate questions.

Audit Fees and Services

Aggregate fees for professional services rendered for the Company by S&Dfor the fiscal year ended December 31, 2012 and 2013 are set forth below. The aggregate fees included in the Audit category are billed for the fiscal years indicated for the audit of the Company’s annual financial statements and review of financial statements.  The aggregate fees included in each of the other two (2) categories are fees billed during the fiscal years.

	Fiscal Year 2013	Fiscal Year 2012
Audit Fees	$ 120,989	$127,300
Tax Fees	---	---
All Other Fees	---	$1,712

Audit Fees: reflects audit fees for the fiscal years ended December 31, 2013 and 2012 for professional services rendered for the audit of the annual financial statement of the Company and quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q required to complete the year-end audit of the financial statements.

Tax Fees:no amounts on account of tax fees were paid in 2012 or 2013.

All Other Fees:reflects all other fees for the fiscal year ended December 31, 2012 with respect to advice on the Company’s response(s) to comment letters for the SEC.  No other fees were paid for the fiscal year ended December 31, 2013.

The Audit Committee has determined that the provision of the above services is compatible with maintaining S&D’s independence.

Policy on Audit Committee Pre-Approval. The Audit Committee pre-approves all audit and non-audit services provided by the independent registered accountants prior to the engagement of the independent registered accountants with respect to such services. Unless a type of service to be provided by the independent registered auditors has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels require specific prior approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one (1) or more member(s) which member(s) shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has engaged S&D for the calendar year ending December 31, 2014.

PROPOSAL NO. 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), the Company presents the following proposal which gives shareholders the opportunity to endorse or to not endorse the Company’s compensation policies and procedures for its named executive officers, commonly known as a “say-on-pay” proposal:

“RESOLVED, to approve the Company’s executive compensation, as described hereinand in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative discussion) in this Proxy Statement.”

The Company’s Stock Option & Compensation Committee is charged with the responsibility of setting the compensation for each of the Chairman/Chief Executive Officer (the “Chairman”) of the Company, the President/Chief Operating Officer (the “President”) of the Company, and any other officer who is also a member of the Board of Directors, and consulting with the Chairman and the President with respect to the compensation of other executive officers. The Company’s overall philosophy in connection with compensation is to provide a compensation package which attracts and retains qualified people. The Company seeks to obtain internal equity within the compensation structure by providing appropriate salary levels to reflect the responsibilities of individual executives.

Historically, the Company adjusted executive compensation each year semi-annually by an amount approximately equal to the increase in the cost of living over the previous six-month period, which has the effect of rewarding executives for longevity with the Company. The Company does not give significant weight to the compensation paid by comparable railroads as there are few similar railroads in our region. The Chairman’s compensation was set many years ago and has been adjusted from time to time to reflect increases in the cost of living. The President’s compensation was set in early 2006 and was increased in November 2007 following his completion of approximately two (2) years as President and discussions between the Stock Option & Compensation Committee and the President. The Company consults with the Chairman and the President from time to time with respect to the compensation of other executives. In general, their philosophy, which is shared by the Company, is that the compensation of other executives should relate to their responsibilities attendant to their offices and their lengths of service with the Company.

The Company has from time to time paid bonuses in connection with specific situations requiring extraordinary effort. However, there is currently no formal plan. The Company has not awarded a bonus to the Chairman since 1999 because the Company believes that his stock ownership position sufficiently encourages him to perform in a way that will maximize value to the Company and its shareholders.

To further align the interests of the executives of the Company with shareholders, the Company has a Stock Option Plan in which all Company executives and other management employees, other than a beneficial owner of more than fifty percent (50%) of the Company’s common stock or preferred stock (e.g., the Chairman), participate. The Stock Option Plan is designed to make awards based upon compensation and longevity and, therefore, to encourage executives to remain with the Company. The Company’s Chairman is not a participant in the Stock Option Plan due to his significant holdings of the Company’s stock which more than adequately align his interests with those of the Company’s other shareholders in respect of the long-term performance to be achieved by the Company.

The Company has not had, and does not expect to have, employment contracts with any of our executives. The Company has change-in-control agreements, including a severance policy, for all executives other than the Chairman. In lieu of any defined benefit or 401(k) plans, the Company contributes to each executive’s Simplified Employee Pension plan (“SEP”) which is available to all non-union employees on a non-discriminatory basis.

The Chairman is not subject to a change-in-control agreement. However, the Company pays the insurance premiums on a life insurance policy for the Chairman which provides a death benefit of $1,600,000. With the exception of this policy, all other executive benefits are made available to all non-union employees on a non-discriminatory basis.

The Company believes that our compensation policies and procedures are strongly aligned with the interests of shareholders. The Company’s Board of Directors believes that the Company’s compensation policies and procedures do not create undue risk nor are they excessive in an amount or nature. Approval of this proposal will require the affirmative vote of a majority of our common stock and preferred stock voting separately as a class and represented in person or by proxy at the meeting. While the Company’s Board of Directors will consider carefully the results of shareholder voting upon this proposal, the outcome of this vote will not be binding on or overrule any decisions by the Board of Directors and will not create or imply any additional fiduciary duty on the part of the Board of Directors.
Under applicable law, if you abstain from voting on this proposal, your shares will be counted as present at the Annual Meeting for purposes of this proposal and your abstention will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSALS FOR 2015 ANNUAL MEETING

The 2015 annual meeting of the shareholders of the Company is scheduled to be held on April 29, 2015. If a shareholder intending to present a proposal at that meeting wishes to have a proper proposal included in the Company’s proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than November 21, 2014. Shareholder proposals that are to be considered at the 2015 annual meeting but are not requested to be included in the Company’s Proxy Statement must be submitted no later than March2, 2015.

OTHER MATTERS

No business other than that described above and/or set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote to choose not to fill the seat or to vote for other persons in their place in what they consider the best interests of the Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2014.

The Company’s Proxy Statement, sample proxy cards and 2013 Annual Report on Form 10-K are available at: www.edocumentview.com/pwx.

IMPORTANT ANNUAL MEETING INFORMATION
[Missing Graphic Reference]
    [Missing Graphic Reference]

X
Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated area.

PLEASE DATE, SIGN AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

Annual Meeting Proxy Card – Providence and Worcester Railroad Company

This Proxy is Solicited on Behalf of the Board of Directors

April 30, 2014

The undersigned, whose signature appears below, hereby appoints Robert H. Eder, P. Scott Conti, and Daniel T. Noreck attorneys, each with power of substitution and with all the powers the undersigned would possess if personally present, to vote the Preferred Stock of Providence and Worcester Railroad Company held of record by the undersigned on March 3, 2014 at the annual meeting of shareholders to be held on April 30, 2014 in Worcester, Massachusetts, and at any adjournments thereof, as specified.  This proxy when properly executed will be voted (i) as directed or, in the absence of such direction, FOR the specified nominees in proposal 1, FOR proposal 2 and (ii) in accordance with the judgment of the proxies upon other matters that may properly come before said meeting or any adjournments or postponements thereof.

A      Proposal 1 – The Board of Directors recommends a vote FOR the listed nominees.

1.      Election of Directors:
              For   Withhold                                For         Withhold                                         For        Withhold
    01 – Frank Barrett        ☐ ☐             02 – Roger Begin     ☐ ☐                        03 – Scott Conti              ☐ ☐

        04 – James Garvey     ☐ ☐              05 – John Healy       ☐ ☐                         06 – David McQuade    ☐ ☐

B	Proposal 2 – The Board of Directors recommends a vote FOR Proposal 2.
 2.     To vote on an advisory (non-binding) resolution to
         approve the compensation of name executive officers.

        For          Against         Withhold

        ☐   ☐   ☐

3.	In their discretion, upon such other matters as may properly come before the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2014.

The Company’s Proxy Statement, sample proxy cards and 2013 Annual Report on Form 10-K are available at: www.edocumentview.com/pwx.

C	Non-Voting Items
Change of Address – Please print new address below

D	Authorized Signatures - This section must be completed for your vote to be counted.Date and Sign Below
Sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person. In case of joint tenants or multiple owners, each party must sign.

Date (mm/dd/yyyy) – Please print date below.          Signature 1 - Please keep signature within the box.               Signature 2 - Please keep signature within the box.
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[Missing Graphic Reference]
___________________________________________________________________________________________

Proxy – Providence and Worcester Railroad Company
____________________________________________________________________________________________

This Proxy is Solicited on Behalf of the Board of Directors

April 30, 2014

The undersigned, whose signature appears below, hereby appoints Robert H. Eder, P. Scott Conti, and Daniel T. Noreck attorneys, each with power of substitution and with all the powers the undersigned would possess if personally present, to vote the Common Stock of Providence and Worcester Railroad Company held of record by the undersigned on March 3, 2014 at the annual meeting of shareholders to be held on April 30, 2014 in Worcester, Massachusetts, and at any adjournments thereof, as specified on the reverse side.  This proxy when properly executed will be voted (i) as directed on the reverse side or, in the absence of such direction, FOR the specified nominees in proposal 1, FOR proposal 2 and (ii) in accordance with the judgment of the proxies upon other matters that may properly come before said meeting or any adjournments or postponements thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION
[Missing Graphic Reference]

X
Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated area.

Annual Meeting Proxy Card

A      Proposal 1 – The Board of Directors recommends a vote FOR the nominees listed.

1.      Election of Directors:
                    For      Withhold                                        For       Withhold                                  For      Withhold
    01 – Richard Anderson   ☐   ☐               02 – Robert Eder     ☐  ☐               03 – Alfred  Smith  ☐   ☐

B	Proposal 2 – The Board of Directors recommends a vote FOR Proposal 2.

 2.     To vote on an advisory (non-binding) resolution to
         approve the compensation of name executive officers.

For          Against        Withhold
☐  ☐  ☐

3. In their discretion, upon such other matters as may properly come before the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30. 2014.

The Company’s Proxy Statement, sample proxy cards and 2013 Annual Report on Form 10-K are available at: www.edocumentview.com/pwx.

C	Non-Voting Items
Change of Address – Please print new address below

D	Authorized Signatures - This section must be completed for your vote to be counted.—Date and Sign Below
Sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person. In case of joint tenants or multiple owners, each party must sign.
Date (mm/dd/yyyy) – Please print date below.          Signature 1 - Please keep signature within the box.               Signature 2 - Please keep signature within the box.
/ /